UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8K
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Pursuant to Section 12 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 2, 2012

TWO RIVERS WATER COMPANY
(Exact name of registrant as specified in its charter)

Colorado	000-51139	13-4228144
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 South Colorado Blvd., Annex Suite 420, Denver, Colorado 80222
_______________________________________________
(Address of principal executive offices)

303-222-1000
__________________________
(Registrant's Telephone number)

(Former Name or Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act
    (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.03.  Creation of a Direct Financial Obligation of a Registrant

On February 2, 2012, the Registrant commenced its Bridge Loan financing transaction seeking up to $4 million of unsecured, general obligation, short-term debt when it entered into a Note to borrow $1 million from its Chairman and CEO, John R. McKowen.  The Note provides for interest at the rate of 12% per annum and is due on or before October 31, 2012.  Interest only is payable monthly until the due date, at which time all principal and any unpaid interest are due and payable in full.  The loan may be pre-paid in full without penalty at any time.  As additional consideration, the Registrant was required to reimburse all of Mr. McKowen’s expenses to borrow the funds necessary to make the loan to the Registrant in the approximate amount of $16,300.  The Bridge Loan financing provides for the issuance of a stock incentive to each lender in the amount of 1 share for each $10 loaned or 100,000 share for $1,000,000.  Mr. McKowen was required to have this stock incentive issued directly to his lenders.  The terms of the Note were approved by the independent directors as in the best interests of the Registrant.

The Registrant is privately soliciting additional, unaffiliated lenders, who are “qualified investors,” to participate in the Bridge Loan on terms substantially similar to the terms of the Note.

SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TWO RIVERS WATER COMPANY (Registrant)
Dated: February 9, 2012	By: /s/ Wayne Harding_____________ Wayne Harding, Chief Financial Officer